EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom it May Concern:

We hereby consent to the use of our opinion dated March 19, 2013, in the Annual Report on Form 10-K/A of CleanTech Biofuels, Inc., for the year ended December 31, 2012.

Sincerely,

MILHOUSE & NEAL, LLP
Certified Public Accountants
Maryland Heights, Missouri

October 28, 2013